Exhibit 4.2

EIGHTH AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

BY AND AMONG

IRONWOOD PHARMACEUTICALS, INC.,

THE FOUNDERS

AND

THE INVESTORS NAMED IN EXHIBIT A

September 1, 2009

i

ii

EIGHTH AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

This EIGHTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (the “Agreement”) is made and entered into as of September 1, 2009, by and among IRONWOOD PHARMACEUTICALS, INC., a Delaware corporation (the “Company”), the holders of the Company’s Common Stock set forth on Schedule I hereto (collectively, the “Founders”), the purchasers of the Company’s Preferred Stock set forth on Exhibit A attached hereto, together with all future holders of the Series G Preferred Stock and Series I Preferred Stock who shall become parties to this Agreement (being hereinafter referred to as the “Investors” and each individually as an “Investor”).

RECITALS

WHEREAS, the Company previously granted registration rights, information rights and other rights to the purchasers of the Company’s Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series H Preferred Stock (collectively, the “Prior Investors”) as set forth in that certain Seventh Amended and Restated Investors’ Rights Agreement dated as of September 12, 2008, by and among the Company and the Prior Investors (the “Prior Agreement”);

WHEREAS, the Company now proposes to sell and issue shares of its Series G Convertible Preferred Stock to certain purchasers (the “Series G Purchasers”) in accordance with the terms and conditions of that certain Series G Convertible Preferred Stock Purchase Agreement of even date herewith, as amended from time to time (the “Series G Purchase Agreement”);

WHEREAS, the Company may sell and issue shares of its Series I Convertible Preferred Stock to certain purchasers (the “Series I Purchasers” and together with the Series G Purchasers, the “Purchasers”) upon the achievement of certain milestones set forth in that certain License Agreement, by and between the Company and Laboratorios Almirall, S.A., dated April 30, 2009 (the “License Agreement”), in accordance with the terms and conditions of the form of the Series I Convertible Preferred Stock Purchase Agreement attached thereto (the “Series I Purchase Agreement” and together with the Series G Purchase Agreement, the “Purchase Agreements”);

WHEREAS, as a condition of entering into the Purchase Agreements, the Purchasers have requested that the Company and the Prior Investors agree to grant registration rights, information rights, participation rights and first refusal rights to the Purchasers and make certain other changes in accordance with the terms and conditions set forth below; and

WHEREAS, the Company and the Prior Investors desire to amend and restate the Prior Agreement in its entirety to grant such registration rights, information rights, participation rights and first refusal rights to the Purchasers.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually agree that all consents or conditions required to be obtained or satisfied under the Prior Agreement are hereby given and that the Prior Agreement is amended and restated in its entirety to read as follows:

SECTION 1.  GENERAL

1.1          Definitions.  As used in this Agreement the following terms shall have the following respective meanings:

(a)           “Affiliate” means any person directly or indirectly controlling, controlled by or under common control with another person, provided that, (i) with respect to Fidelity Biosciences Limited Partnership (together with its permitted transferees, “Fidelity”), an “Affiliate” shall also mean FMR Corp. and FMR Corp.’s affiliates; Fidelity International Limited and Fidelity International Limited’s affiliates; Fidelity Investors Limited Partnership, Fidelity Investors II Limited Partnership, Fidelity Seaport Limited Partnership, Fidelity Investors III Limited Partnership, Fidelity Investors IV Limited Partnership, Fidelity Ventures II Limited Partnership and Fidelity Ventures III Limited Partnership, and (ii) with respect to Morgan Stanley Investment Management Inc, an “Affiliate” shall mean all investment vehicles and other discretionary accounts managed by Morgan Stanley Investment Management Inc. and its affiliates.  FMR Corp.’s affiliates and Fidelity International Limited’s affiliates shall include any person directly or indirectly controlling, controlled by, or under direct or indirect common control with FMR Corp. or Fidelity International Limited, as the case may be, including (A) any person who is an officer, director, or direct or indirect beneficial holder of the then outstanding capital stock of FMR Corp. or Fidelity International Limited, as the case may be, (B) any person of which FMR Corp. or Fidelity International Limited, as the case may be, directly or indirectly, either beneficially own(s) at least 5% of the then outstanding equity securities or constitute(s) at least a 5% equity participant, and (C) all investment vehicles or other entities for which FMR Corp. or Fidelity International Limited, as the case may be, or any of its affiliates (as defined in clauses (A) and (B) above) serve as a manager, member, general partner and/or investment adviser or in a similar capacity, and all investment vehicles or other entities under the direct or indirect ownership, control or management of FMR Corp. or Fidelity International Limited or any of their respective affiliates (as defined in clauses (A) and (B) above).

(b)           “Charity” means any organization exempt from federal income tax under Section 501(a) of the Internal Revenue Code, as amended (the “Code”) as an organization described in Section 501(c)(3) of the Code, that receives any Registrable Securities from a Holder.

(c)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(d)           “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC after the effective date of such registration statement.

(e)           “Founder Shares” shall mean the shares of the Company’s Series A Common Stock, par value $0.001 per share (“Series A Common Stock”) and Series B Common Stock, par value $0.001 per share (“Series B Common Stock,” and together with the Series A Common Stock, “Common Stock”) (including any shares of Common Stock that may be issued upon exercise of any option or warrant or any other right to acquire shares of the Company’s Common Stock), whether now owned or hereafter acquired by the Founders and their permitted assigns.

(f)            “Holder” means (i) any person owning of record or having the right to acquire Registrable Securities that have not been sold to the public or (ii) any assignee of record of such Registrable Securities in accordance with Section 2.10 hereof.

(g)           “Initial Offering” means the Company’s first firm commitment underwritten public offering of its Series A Common Stock registered under the Securities Act for the account of the Company in which the gross cash proceeds to the Company (after underwriting discounts, commissions and fees) are at least $30,000,000.

(h)           “Major Investor” means (i) any Investor (together with its Affiliates) which owns not less than one hundred twenty-five thousand (125,000) shares of Series A Registrable Securities (as adjusted for stock splits and combinations), (ii) any Investor (together with its Affiliates) which owns not less than one hundred thousand (100,000) shares of Series B Registrable Securities (as adjusted for stock splits and combinations), (iii) any Investor (together with its Affiliates) which owns not less than eighty thousand (80,000) shares of Series C Registrable Securities (as adjusted for stock splits and combinations, (iv) any Investor (together with its affiliates) which owns not less than seventy five thousand (75,000) shares of Series D Registrable Securities (as adjusted for stock splits and combinations), (v) any Investor (together with its affiliates) which owns not less than two hundred fifty thousand (250,000) shares of Series E Registrable Securities (as adjusted for stock splits and combinations), (vi) any Investor (together with its affiliates) which owns not less than one hundred fifty thousand (150,000) shares of Series F Registrable Securities (as adjusted for stock splits and combinations), (vii) any Investor (together with its Affiliates) which owns not less than one million five hundred thousand (1,500,000) shares of Series G Registrable Securities (as adjusted for stock splits and combinations), (viii) any Investor (together with its affiliates) which owns not less than four hundred fifty thousand (450,000) shares of Series H Registrable Securities (as adjusted for stock splits and combinations) and/or (ix) any Investor (together with its affiliates) which owns not less than seventy thousand (70,000) shares of Series I Registrable Securities (as adjusted for stock splits and combinations).

(i)            “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

(j)            “Registrable Securities” means collectively, the Series A Registrable Securities, the Series B Registrable Securities, the Series C Registrable Securities, the Series D Registrable Securities, the Series E Registrable Securities, the Series F Registrable Securities, the Series G Registrable Securities, the Series H Registrable Securities and the Series I Registrable Securities.  Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public either pursuant to a registration statement or Rule 144 or sold in a private transaction in which the transferor’s rights under Section 2 of this Agreement are not assigned.

(k)           “Registrable Securities then outstanding” shall be the number of shares determined by calculating the total number of shares of the Company’s Series B Common Stock that are Registrable Securities and either (a) are then issued and outstanding or (b) are issuable pursuant to then exercisable or convertible securities.

(l)            “Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 2.2, 2.3 and 2.4 hereof, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, accounting fees, fees and disbursements of counsel for the Company, reasonable fees and disbursements (not to exceed fifteen thousand dollars ($15,000) for any one registration) of a single special counsel for the Holders (who shall be selected by a majority of the Holders of Registrable Securities being included in any Registration Statement), blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

(m)          “SEC” or “Commission” means the Securities and Exchange Commission.

(n)           “Securities Act” shall mean the Securities Act of 1933, as amended.

(o)           “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale.

(p)           “Series A Registrable Securities” means (a) Series B Common Stock of the Company issued or issuable upon conversion of the Series A Shares; and (b) any Series B Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities.

(q)           “Series A Shares” shall mean the shares of the Company’s Series A Preferred Stock and held by the Investors listed on Exhibit A attached hereto and their permitted assigns.

(r)           “Series B Registrable Securities” means (a) Series B Common Stock of the Company issued or issuable upon conversion of the Series B Shares; and (b) any Series B Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities.

(s)           “Series B Shares” shall mean the shares of the Company’s Series B Preferred Stock and held by the Investors listed on Exhibit A attached hereto and their permitted assigns.

(t)            “Series C Registrable Securities” means (a) Series B Common Stock of the Company issued or issuable upon conversion of the Series C Shares; and (b) any Series B Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities.

(u)           “Series C Shares” shall mean the shares of the Company’s Series C Preferred Stock and held by the Investors listed on Exhibit A attached hereto and their permitted assigns.

(v)            “Series D Registrable Securities” means (a) Series B Common Stock of the Company issued or issuable upon conversion of the Series D Shares; and (b) any Series B Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities.

(w)           “Series D Shares” shall mean the shares of the Company’s Series D Preferred Stock and held by the Investors listed on Exhibit A attached hereto and their permitted assigns.

(x)           “Series E Registrable Securities” means (a) Series B Common Stock of the Company issued or issuable upon conversion of the Series E Shares; and (b) any Series B Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities.

(y)           “Series E Shares” shall mean the shares of the Company’s Series E Preferred Stock and held by the Investors listed on Exhibit A attached hereto and their permitted assigns.

(z)           “Series F Registrable Securities” means (a) Series B Common Stock of the Company issued or issuable upon conversion of the Series F Shares; and (b) any Series B Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities.

(aa)         “Series F Shares” shall mean the shares of the Company’s Series F Preferred Stock and held by the Investors listed on Exhibit A attached hereto and their permitted assigns.

(bb)         “Series G Registrable Securities” means (a) Series B Common Stock of the Company issued or issuable upon conversion of the Series G Shares; and (b) any Series B Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities.

(cc)         “Series G Shares” shall mean the shares of the Company’s Series G Preferred Stock and held by the Investors listed on Exhibit A attached hereto and their permitted assigns.

(dd)         “Series H Registrable Securities” means (a) Series B Common Stock of the Company issued or issuable upon conversion of the Series H Shares; and (b) any Series B Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities.

(ee)         “Series H Shares” shall mean the shares of the Company’s Series H Preferred Stock and held by the Investors listed on Exhibit A attached hereto and their permitted assigns.

(ff)           “Series I Registrable Securities” means (a) Series B Common Stock of the Company issued or issuable upon conversion of the Series I Shares; and (b) any Series B Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities.

(gg)         “Series I Shares” shall mean the shares of the Company’s Series I Preferred Stock and held by the Investors listed on Exhibit A attached hereto and their permitted assigns.

(hh)         “Shares” shall mean the Founder Shares, the Series A Registrable Securities, the Series B Registrable Securities, the Series C Registrable Securities, the Series D Registrable Securities, the Series E Registrable Securities, the Series F Registrable Securities, the Series G Registrable Securities, the Series H Registrable Securities and the Series I Registrable Securities.

SECTION 2.  REGISTRATION; RESTRICTIONS ON TRANSFER

2.1          Restrictions on Transfer.

(a)           Each Founder and Holder agrees not to make any disposition of all or any portion of the Shares or Registrable Securities unless and until:

(i)            There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii)           (A) The transferee has agreed in writing to be bound by the terms of this Agreement, (B) such Founder or Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, such

Founder or Holder shall have furnished the Company with an opinion, reasonably satisfactory to the Company of legal counsel reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act.  It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

(iii)         Notwithstanding the provisions of paragraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a (A) Holder which is a partnership to its partners or former partners in accordance with partnership interests, (B) Holder which is a corporation to its stockholders in accordance with their interest in the corporation, (C) Holder which is a limited liability company to its members or former members in accordance with their interest in the limited liability company, (D) Founder or Holder to the Founder’s or Holder’s family members or a trust for the benefit of an individual Founder or Holder or such Founder’s or Holder’s family members, (E) Holder to any Affiliate of such Holder made as a bona fide gift without consideration, or (F) in the case of a Holder, to any Charity, provided that in each case the transferee will be subject to the terms of this Agreement to the same extent as such transferee were an original Founder or Holder hereunder.

(b)           Each certificate representing Shares or Registrable Securities shall (unless otherwise permitted by the provisions of the Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE SECURITIES ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.”

(c)           The Company shall be obligated to reissue promptly unlegended certificates at the request of any holder thereof (i) if the holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend or (ii) at such time as such Registrable Securities become eligible for resale pursuant to Rule 144 under the Securities Act.

(d)           Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

2.2          Demand Registration.

(a)           Subject to the conditions of this Section 2.2, if the Company shall receive a written request from the Holders of at least twenty percent (20%) of the then outstanding (i) Series A Registrable Securities, (ii) Series B Registrable Securities, (iii) Series C Registrable Securities, (iv) Series D Registrable Securities, (v) Series E Registrable Securities, (vi) Series F Registrable Securities, (vii) Series G Registrable Securities, (viii) Series H Registrable Securities or (ix) Series I Registrable Securities, each such series of Securities having the separate right to make such a request, (the “Initiating Holders”) that the Company file a registration statement under the Securities Act having an anticipated aggregate offering price to the public of not less than $5,000,000 (a “Qualified Public Offering”) and covering the registration of at least twenty percent (20%) of the then outstanding Series A Registrable Securities, Series B Registrable Securities, Series C Registrable Securities, Series D Registrable Securities, Series E Registrable Securities, Series F Registrable Securities, Series G Registrable Securities, Series H Registrable Securities or Series I Registrable Securities, considered together, then the Company shall, promptly upon the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 2.2, use its reasonable best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered.

(b)           If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.2 or any request pursuant to Section 2.4 and the Company shall include such information in the written notice referred to in Section 2.2(a) or Section 2.4(a), as applicable.  In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.  All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 2.6(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company).  Notwithstanding any other provision of this Section 2.2 or Section 2.4, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders).  Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration. For any Holder which is a partnership, corporation or limited liability company, the partners, retired partners, stockholders, members, retired members and Affiliates of such Holder, as applicable, or the estates and family members of any such partners, retired partners, members and retired members and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “Holder”, and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.

(c)           The Company shall not be required to effect a registration pursuant to this Section 2.2:

(i)            prior to one hundred eighty (180) days following the effective date of the registration statement pertaining to the Initial Offering and any “Additional Period” as that term is used in Section 2.13;

(ii)           if within thirty (30) days of receipt of a written request from Initiating Holders pursuant to Section 2.2(a), the Company gives notice to the Holders of the Company’s intention to make a public offering for its own account for capital raising purposes (excluding registration statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act) within ninety (90) days;

(iii)         if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2.2, a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period; or

(iv)          if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.4 below.

(d)           In addition, (i) the holders of Series A Registrable Securities will not be entitled to require the Company to effect more than two (2) registrations pursuant to this Section 2.2 after such registrations have been declared or ordered effective, (ii) the holders of Series B Registrable Securities will not be entitled to require the Company to effect more than two (2) registrations pursuant to this Section 2.2 after such registrations have been declared or ordered effective, (iii) the holders of Series C Registrable Securities will not be entitled to require the Company to effect more than two (2) registrations pursuant to this Section 2.2 after such registrations have been declared or ordered effective, (iv) the holders of Series D Registrable Securities will not be entitled to require the Company to effect more than two (2) registrations pursuant to this Section 2.2 after such registrations have been declared or ordered effective, (v) the holders of Series E Registrable Securities will not be entitled to require the Company to effect more than two (2) registrations pursuant to this Section 2.2 after such registrations have been declared or ordered effective, (vi) the holders of Series F Registrable Securities will not be entitled to require the Company to effect more than two (2) registrations pursuant to this Section 2.2 after such registrations have been declared or ordered effective, (vii) the holders of Series G Registrable Securities will not be entitled to require the Company to effect more than two (2) registrations pursuant to this Section 2.2 after such registrations have been declared or ordered effective, (viii) the holders of Series H Registrable Securities will not be entitled to require the Company to effect more than two (2) registrations pursuant to this Section 2.2 after such registrations have been declared or ordered effective and (ix) the holders of Series I Registrable

Securities will not be entitled to require the Company to effect more than two (2) registrations pursuant to this Section 2.2 after such registrations have been declared or ordered effective.

2.3          Piggyback Registrations.  The Company shall notify all Holders of Registrable Securities in writing at least twenty (20) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder.  Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within twenty (20) days after the above-described notice from the Company, so notify the Company in writing.  Such notice shall state the intended method of disposition of the Registrable Securities by such Holder.  The Company shall use its best efforts to cause all Registrable Securities which the Company has been requested by Holders to register to be registered under the Securities Act to the extent necessary to permit their sale in accordance with the intended method of distribution.  If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(a)           Underwriting.  If the registration statement under which the Company gives notice under this Section 2.3 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities.  In such event, the right of any such Holder to be included in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.  All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company.  Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders proposing to distribute their Registrable Securities in such underwriting on a pro rata basis based on the total number of Registrable Securities held by such Holders; and third, to any stockholder of the Company (other than a Holder) on a pro rata basis.  No such reduction shall reduce the securities being offered by the Company for its own account to be included in the registration and underwriting.  In no event will shares of any other selling stockholder be included in such registration which would reduce the number of shares which may be included by such Holders without the written consent of Holders of not less than a majority of the Registrable Securities proposed to be sold in the offering.  If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement.  Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.  For any Holder which is a partnership, corporation or limited liability company, the partners, retired partners, stockholders, members, retired members and Affiliates of such Holder, as applicable, or the estates and family members of any such partners, retired partners, members and retired members and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “Holder”, and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.

(b)           Right to Terminate Registration.  The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.  The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.5 hereof.

2.4          Form S-3 Registration.  In case the Company shall receive from any Holder or Holders of Registrable Securities a written request or requests that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

(a)           promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

(b)           as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

(i)            if Form S-3 (or any successor or similar form) is not available for such offering by the Holders;

(ii)           if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than five hundred thousand dollars ($500,000);

(iii)         if within thirty (30) days of receipt of a written request from Initiating Holders pursuant to this Section 2.4, the Company gives notice to the Holders of the Company’s intention to make a public offering for its own account for capital raising purposes (excluding registration statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act) within ninety (90) days;

(iv)          if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 2.4; provided, that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period;

(v)            if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 2.4; or

(vi)          in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(c)           Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders.  Registrations effected pursuant to this Section 2.4 shall not be counted as demands for registration or registrations effected pursuant to Sections 2.2 or 2.3, respectively.  All Registration Expenses incurred in connection with registrations requested pursuant to this Section 2.4 after the first six (6) registrations shall be paid by the selling Holders pro rata in proportion to the number of shares sold by each.

2.5          Expenses of Registration.

(a)           Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.2 shall be borne by the Company.  All Selling Expenses incurred in connection with any registrations pursuant to Section 2.2, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered.  The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.2 if the request is subsequently withdrawn by the Initiating Holders holding a majority of the Registrable Securities to be registered unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not aware at the time of such request or (b) the Holders of a majority of the Series A Registrable Securities, Series B Registrable Securities, Series C Registrable Securities, Series D Registrable Securities, Series E Registrable Securities, Series F Registrable Securities, Series G Registrable Securities, Series H Registrable Securities or Series I Registrable Securities, as the case may be, who initially requested such registration agree to forfeit their right to one demand registration pursuant to Section 2.2, in which event such right shall be forfeited only by all the Holders of Series A Registrable Securities, Series B Registrable Securities, Series C Registrable Securities, Series D Registrable Securities, Series E Registrable Securities, Series F Registrable Securities, Series G Registrable Securities, Series H Registrable Securities or Series I Registrable Securities, as the case may be, who initially requested such registration.  If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested.  If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then the Holders shall not forfeit their rights pursuant to Section 2.2 to a demand registration.

(b)           Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to any registration under Section 2.3 or Section 2.4 herein shall be borne by the Company.  All Selling Expenses incurred in connection with any registrations pursuant to Section 2.3 or Section 2.4, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered.  The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.4, if the request is subsequently withdrawn by the Initiating Holders holding a majority of the Registrable Securities to be registered unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not aware at the time of such request or (b) the Holders of a majority of the Registrable Securities to be registered agree to forfeit their right to one S-3 registration pursuant to Section 2.4, in which event such right shall be forfeited by all Holders. If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested.  If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then the Holders shall not forfeit their rights pursuant to Section 2.4 to an S-3 registration.

2.6          Obligations of the Company.  Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)           Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred eighty (180) days from the effective date or, if earlier, until the Holder or Holders have completed the distribution related thereto; provided however, that such 180-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such Registration at the request of an underwriter of the Company’s Common Stock.

(b)           Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in paragraph (a) above.

(c)           Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d)           If the Registrable Securities are not at such time “covered securities” under Section 18(b)(1) of the Securities Act, use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders and any managing underwriter; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

(e)           In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering.  Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f)            Notify each Holder of Registrable Securities covered by such registration statement immediately at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and as promptly as practicable, prepare, file and furnish to each such Holder a reasonable number of copies of a supplement or an amendment to such prospectus as may be necessary so that such prospectus does not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

(g)           Cause all such Registrable Securities registered pursuant hereto to be listed on each securities exchange, if any,  on which similar securities issued by the Company are then listed.

(h)           Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereto and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(i)            Furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

2.7          Termination of Registration Rights.  All registration rights granted under this Section 2 shall terminate and be of no further force and effect five (5) years after the date of the Company’s Initial Offering.  In addition, a Holder’s registration rights shall expire if (a) the Company has completed its Initial Offering and is subject to the provisions of the Exchange Act; (b) such Holder (together with its Affiliates, Charities, partners and former partners) holds less than 1% of the Company’s outstanding Series B Common Stock (treating all shares of convertible Preferred Stock on an as converted basis); and (c) all Registrable Securities held by and issuable to such Holder (and its Affiliates, Charities, partners, former partners, members and former members) may be sold under Rule 144 during any ninety (90) day period.

2.8          Delay of Registration; Furnishing Information.

(a)           No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

(b)           It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.2, 2.3 or 2.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

(c)           The Company shall have no obligation with respect to any registration requested pursuant to Section 2.2 or Section 2.4 if, due to the operation of subsection 2.2(b), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in Section 2.2 or Section 2.4, whichever is applicable.

2.9          Indemnification.  In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4:

(a)           To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, managing members, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”) by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will pay as incurred to each such Holder, partner, managing member, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, managing member, officer, director, underwriter or controlling person of such Holder.

(b)           To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, managing members, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer, managing member or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will pay as incurred any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, managing member, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that each Holder’s liability under this Section 2.9 with respect to any particular registration shall be limited to an amount equal to the net proceeds received by such Holder from the Registrable Securities sold by such Holder in such registration.

(c)           Promptly after receipt by an indemnified party under this Section 2.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding.  The indemnifying party also shall be responsible for the expenses of such defense if the indemnifying party does not elect to assume such defense.  No indemnifying party, in the defense of any such claim or litigation shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation, and no indemnified party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

(d)           To provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 2.9 is due in accordance with its terms but for any reason is held to be unavailable to an indemnified party in respect to any losses, claims, damages and liabilities referred to herein, then the indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such party as a result of such losses, claims, damages or liabilities to which such party may be subject in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the selling Holders on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative fault of the Company and the selling Holders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact related to information supplied by the Company or the selling Holders and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 2.9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this Section, (i) in no case shall any one selling Holder be liable or responsible for any amount in excess of the net proceeds received by such selling Holder from the offering of Registrable Shares and (ii) the Company shall be liable and responsible for any amount in excess of such proceeds; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party or parties under this Section, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve such party from any other obligation it or they may have otherwise under this Section 2.9(d).  No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its prior written consent, which consent shall not be unreasonably withheld.

(e)           The obligations of the Company and Holders under this Section 2.9 shall survive completion of any offering of Registrable Securities pursuant to a registration statement and the termination of this Agreement.  No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

2.10        Assignment of Registration Rights.  The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a transferee or assignee of Registrable Securities which (a) is an Affiliate, subsidiary, parent, general partner, limited partner, retired partner, member or retired member of a Holder, (b) is a Holder’s family members or a trust for the benefit of an individual Holder or such Holder’s family members, (c) is a Charity, or (d) acquires at least one hundred thousand (100,000) shares of Registrable Securities (as adjusted for stock splits and combinations); provided, however, (i) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

2.11        Amendment of Registration Rights.  Any provision of this Section 2 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of at least a majority of the Series A Registrable Securities, Series B Registrable Securities, Series C Registrable Securities, Series D Registrable Securities, Series E Registrable Securities, Series F Registrable Securities, Series G Registrable Securities, Series H Registrable Securities and Series I Registrable Securities then outstanding, acting together as a single class.  Any amendment or waiver effected in accordance with this Section 2.11 shall be binding upon each Holder and the Company.  By acceptance of any benefits under this Section 2, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

2.12        Limitation on Subsequent Registration Rights.  After the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Series A Registrable Securities, Series B Registrable Securities, Series C Registrable Securities, Series D Registrable Securities, Series E Registrable Securities, Series F Registrable Securities, Series G Registrable Securities, Series H Registrable Securities and Series I Registrable Securities then outstanding, acting together as a single class, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights senior to those granted to the Holders hereunder.

2.13        “Market Stand-Off” Agreement.  Each Holder hereby agrees that such Holder shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act; provided, however, that if (1) during the last 17 days of the 180 day period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the 180 day period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180 day period, then in each case the transfer restrictions will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, (any such period, an “Additional Period”) unless the Company waives, in writing, such extension; provided, further, however, provided, that such agreement shall apply only (a) to the Company’s Initial Offering, and (b) if all officers and directors of the Company and holders of at least one percent (1%) of the Company’s voting securities enter into similar agreements.

2.14        Agreement to Furnish Information.  Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act.  The obligations described in this Section 2.14 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future.  The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period or any Additional Period.

2.15        Reports Under the Exchange Act.  With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration or pursuant to a registration on Form S-3, the Company agrees to use its reasonable best efforts to:

(a)           Make and keep public information available, as those terms are understood and defined in Rule 144 of the Securities Act or any similar or analogous rule promulgated under the Securities Act, at all times after ninety (90) days after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

(b)           Take such action, including the voluntary registration of its Series B Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities (if and to the extent that the Company is then eligible to use Form S-3 for such purposes), such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public becomes effective;

(c)           File with the SEC, in a timely manner, all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(d)           So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request:  (i) a written statement by the Company as to its compliance with the reporting requirements under Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

SECTION 3.  COVENANTS

3.1          Basic Financial Information and Reporting.

(a)           The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied, and will set aside on its books all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied.

(b)           As soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred twenty (120) days thereafter, to the extent requested by an Investor, the Company will furnish each Investor a balance sheet of the Company, as at the end of such fiscal year, and a statement of income and a statement of cash flows of the Company, for such year, all prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail.  Such financial statements shall be accompanied by a report and opinion thereon by independent registered public accounting firm of national standing selected by the Company’s Board of Directors.

(c)           To the extent requested by a Major Investor, the Company will furnish each such Major Investor, as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days thereafter, a balance sheet of the Company as of the end of each such quarterly period, and a statement of income and a statement of cash flows of the Company for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

(d)           To the extent requested by a Major Investor, the Company will furnish each such Major Investor (i) at least thirty (30) days prior to the beginning of each fiscal year an annual budget and operating plans for such fiscal year (and as soon as available, any subsequent revisions thereto) and (ii) as soon as practicable after the end of each month, and in any event within twenty (20) days thereafter, a balance sheet of the Company as of the end of each such month, and a statement of income and a statement of cash flows of the Company for such month and for the current fiscal year to date, including a comparison to plan figures for such period, prepared in accordance with generally accepted accounting principles consistently applied, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

3.2          Inspection Rights.  Each Major Investor shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs,

finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall not be obligated under this Section 3.2 with respect to a competitor of the Company or with respect to information which the Board of Directors determines in good faith is confidential and should not, therefore, be disclosed.

3.3          Confidentiality of Records.  Each Investor agrees to use, and to use its best efforts to insure that its authorized representatives use, the same degree of care as such Investor uses to protect its own confidential information to keep confidential any information furnished to it which the Company identifies as being confidential or proprietary (so long as such information is not in the public domain), except that such Investor may disclose such proprietary or confidential information to any Affiliate, partner, subsidiary or parent of such Investor for the purpose of evaluating its investment in the Company as long as such Affiliate, partner, subsidiary or parent is advised of the confidentiality provisions of this Section 3.3.

3.4          Reservation of Common Stock.  The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Preferred Stock, all Series B Common Stock issuable from time to time upon such conversion.

3.5          Directors’ Expenses.  The Company shall reimburse the reasonable expenses of each member of the Company’s Board of Directors in connection with the performance of his or her duties as a Director.

3.6          Proprietary Information and Inventions Agreement.  The Company shall require all employees and consultants to execute and deliver a standard Proprietary Information and Inventions Agreement, in substantially the same form as Exhibit H attached to the Series G Purchase Agreement and Exhibit F attached to the Series I Purchase Agreement.

3.7          Product Liability Insurance.  Prior to the first commercial sale of products and subject to the approval of the Board of Directors, the Company shall obtain product liability coverage in an amount deemed appropriate by the Board of Directors.

3.8          Director and Officer Insurance.  The Company shall obtain liability insurance for each of its directors and officers at such time and in such amounts as the Board of Directors may determine.

3.9          Notice.  Following a material adverse change in the business or financials of the Company and upon written request to the Company from any of the non-management directors, the Company shall notify the Major Investors of such change.

3.10        Related Party Transactions.  The Company shall not enter into any agreement with any stockholder, officer or director of the Company, or any “affiliate” or “associate” of such persons (as such terms are defined in the rules and regulations promulgated under the Securities Act), including without limitation any agreement or other arrangement providing for the furnishing of services by, rental of real or personal property from, or otherwise requiring payments to, any such person or entity, without the consent of at least a majority of the members of the Company’s Board of Directors having no interest in such agreement or arrangement.

3.11        Qualified Small Business Stock.  The Company shall submit to its stockholders (including the Purchasers) and to the Internal Revenue Service any reports that may be required under Section 1202(d)(1)(C) of the Code and the Regulations promulgated thereunder.  In addition, within a reasonable time after any Purchaser’s written request therefor, the Company shall deliver to such Purchaser a written statement indicating whether, to the best of the Company’s knowledge, such Purchaser’s interest in the Company constitutes “qualified small business stock” as defined in Section 1202(c) of the Code.

3.12        Termination of Covenants.  All covenants of the Company contained in Section 3 of this Agreement (except Section 3.12) shall expire and terminate as to all Investors upon the earlier of (i) the effective date of the registration statement pertaining to the Initial Offering; or (ii) upon (a) the sale, lease or other disposition of all or substantially all of the assets of the Company, or (b) an acquisition of the Company by another corporation or entity by consolidation, merger or other reorganization in which the holders of the Company’s outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the corporation or other entity surviving such transaction, provided that this Section 3.13(ii)(b) shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Company.

SECTION 4.  PARTICIPATION RIGHTS

4.1          Subsequent Offerings.  Each Major Investor shall have a right to purchase its pro rata share of all Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 4.6 hereof.  Each Major Investor’s pro rata share is equal to the ratio of (a) the number of Registrable Securities plus the number of shares of Series B Common Stock issued or issuable upon the exercise of any outstanding warrants or options to purchase shares of Preferred Stock which such Investor is deemed to be a holder immediately prior to the issuance of such Equity Securities, to (b) the total number of Registrable Securities plus the number of shares of Series B Common Stock issued or issuable upon the exercise of any outstanding warrants or options to purchase shares of Preferred Stock immediately prior to the issuance of the Equity Securities.  The term “Equity Securities” shall mean (i) any Series B Common Stock, Preferred Stock or other security of the Company, (ii) any security convertible, with or without consideration, into any Series B Common Stock, Preferred Stock or other security (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Series B Common Stock, Preferred Stock or other security or (iv) any such warrant or right.

4.2          Exercise of Rights.  If the Company proposes to issue any Equity Securities, it shall give each Major Investor written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same.  Each Major Investor shall have fifteen (15) days from the giving of such notice to agree to purchase its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased.  Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any Major Investor who would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale.

4.3          Issuance of Equity Securities to Other Persons.  If not all of the Major Investors elect to purchase their pro rata share of the Equity Securities, then the Company shall promptly notify in writing the Major Investors who do so elect and shall offer such Major Investors the right to acquire such unsubscribed shares.  Each such Major Investor shall have five (5) days after receipt of such notice to notify the Company of its election to purchase all or a portion thereof of the unsubscribed shares.  If the Major Investors fail to exercise in full the rights of first refusal, the Company shall have ninety (90) days thereafter to sell the Equity Securities in respect of which the Major Investors’ rights were not exercised, at a price and upon general terms and conditions materially no more favorable to the purchasers thereof than specified in the Company’s notice to the Major Investors pursuant to Section 4.2 hereof.  If the Company has not sold such Equity Securities within ninety (90) days of the notice provided pursuant to Section 4.2, the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to the Major Investors in the manner provided above.

4.4          Termination and Waiver of Participation Rights.  The participation rights established by this Section 4 shall not apply to, and shall terminate upon the effective date of the registration statement pertaining to, the Company’s Initial Offering.  The participation rights established by this Section 4 may be amended, or any provision waived with the written consent of Major Investors holding a majority of the Series A Registrable Securities, Series B Registrable Securities, Series C Registrable Securities, Series D Registrable Securities, Series E Registrable Securities, Series F Registrable Securities, Series G Registrable Securities, Series H Registrable Securities and Series I Registrable Securities then held by all Major Investors, acting together as a single class, or as permitted by Section 6.6.

4.5          Transfer of Participation Rights.  The participation rights of each Major Investor under this Section 4 may be transferred to the same parties, subject to the same restrictions as any transfer of registration rights pursuant to Section 2.10.

4.6          Excluded Securities.  The participation  rights established by this Section 4 shall have no application to any of the following Equity Securities:

(a)           shares of Series B Common Stock (and/or options, warrants or other Common Stock purchase rights issued pursuant to such options, warrants or other rights) (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) issued or to be issued after the Original Issue Date (as defined in the Company’s Certificate of Incorporation) to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors;

(b)           stock issued pursuant to any rights, agreements, options or warrants outstanding as of the date of this Agreement;

(c)           stock issued pursuant to any rights, agreements, options or warrants granted after the date of this Agreement; provided that the participation  rights established by this Section 4 applied with respect to the initial sale or grant by the Company of such rights or agreements;

(d)           any Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination approved by the Board of Directors;

(e)           shares of Series B Common Stock issued in connection with any stock split, stock dividend or recapitalization by the Company;

(f)            shares of Series B Common Stock issued upon conversion of the Series A Shares, Series B Shares, Series C Shares, Series D Shares, Series E Shares, Series F Shares, Series G Shares, Series H Shares and Series I Shares;

(g)           any Equity Securities issued pursuant to any equipment leasing or loan arrangement, or debt financing from a bank or similar financial or lending institution approved by the Board of Directors;

(h)           any Equity Securities that are issued by the Company pursuant to a registration statement filed under the Securities Act;

(i)            shares of the Company’s Series B Common Stock or Preferred Stock issued in connection with strategic transactions involving the Company and other entities, including (i) joint ventures or manufacturing, marketing or distribution arrangements or (ii) technology transfer or development arrangements; provided that such strategic transactions and the issuance of shares therein, has been approved by the Company’s Board of Directors; and

(j)            any additional shares of the Company’s Series G Preferred Stock issued by the Company after the date of this Agreement pursuant to Section 1.2(b) of the Series G Purchase Agreement and any shares of the Company’s Series I Preferred Stock issued by the Company after the date of this Agreement pursuant to the License Agreement and the Series I Purchase Agreement.

SECTION 5.  RIGHT OF FIRST REFUSAL

5.1          Prohibited Transfers.  No Founder shall sell, assign, transfer, pledge, hypothecate, encumber or otherwise dispose of (collectively, “transfer”) any Founder Shares or any right or interest therein, except pursuant to this Section 5.  Any purported transfer in violation of this Agreement shall be void and ineffectual and shall not operate to transfer any interest or title to the purported transferee.

5.2          Company’s Right of First Refusal.  In the event that a Founder wishes to transfer shares of Founder Shares (in such capacity, a “Selling Stockholder”), other than pursuant to a Permitted Transfer (as defined below), such Selling Stockholder shall deliver a written notice (a “Sale Notice”) to the Company and the Investors disclosing in reasonable detail the identity of the proposed transferee(s), the number of shares proposed to be transferred (the “Offered Shares”), the price per share and all other terms and conditions of the proposed transfer.  For fifteen (15) days following its receipt of the Sale Notice, the Company shall have the option to purchase some or all of the Offered Shares at the price and upon the terms set forth in the Sale Notice.  The Company shall give written notice of its decision whether or not to purchase such Offered Shares to the Selling Stockholder (the “Company Notice”) within such

15-day period, and the settlement of any sale of such Offered Shares to the Company shall be made as provided below in Section 5.4.  The Company shall simultaneously deliver a copy of the Company Notice to the Investors.

5.3          Investors’ Right of Second Refusal.  If the Company elects not to purchase all of the Offered Shares, the Investors shall have the option, for fifteen (15) following their receipt of a Company Notice indicating the Company’s election not to purchase all of the Offered Shares, to purchase some or all of the Offered Shares at the price and upon the terms set forth in the Sale Notice. Each Investor shall have the right to purchase up to his, her or its pro rata share of the Offered Shares. Each Investor’s pro rata share is equal to a fraction (a) the numerator of which is the number of then outstanding Registrable Securities held by such Investor immediately prior to the proposed transfer, and (b) and the denominator of which is the total number of the outstanding Registrable Securities. For purposes of the preceding formula, all then outstanding Registrable Securities shall be deemed to have been converted into Series B Common Stock at the then applicable conversion price.  In the event the Investors elect to purchase some or all of the Offered Shares, they shall give written notice of their election to the Selling Stockholder within such 15-day period, which notice shall state the number of Offered Shares proposed to be purchased by such Investor (the “Initial Amount”) and indicating the maximum number of Offered Shares which such Investor is willing to purchase in the event fewer than all Investors elect to purchase their pro rata amount (the “Additional Amount”).  If the number of Offered Shares subscribed for by all Investors is less than the number of Offered Shares to which all Investors are entitled to purchase, then each Investor who has set forth an Additional Amount in his, her or its notice shall be entitled to purchase, in addition to the Initial Amount subscribed for, the Additional Amount subscribed for; provided that, should the total Additional Amounts subscribed for exceed the difference between the number of Offered Shares to which all Investors are entitled to purchase and the Initial Amounts subscribed for (the “Available Additional Amount”), each Investor who has subscribed for any Additional Amount shall be entitled to purchase only that portion of the Available Additional Amount as the Additional Amount subscribed for by such Investor bears to the total Additional Amounts subscribed for by all Investors, subject to rounding by the Board of Directors to the extent it reasonably deems necessary.  The settlement of the sale of such Offered Shares shall be made as provided below in Section 5.4.

5.4          Closing.  The closing of the purchase and sale of the Offered Shares shall take place on a date agreed upon by the Selling Stockholder and the Company and Investors, as the case may be, but in any event within thirty (30) days following the latter of the date of the Sale Notice or the Company Notice, at the principal office of the Company.

5.5          Re-Offer.  If neither the Company nor the Investors elect to purchase all of the Offered Shares, subject to federal and state securities laws, the Selling Stockholder may transfer the Offered Shares not so purchased at a price and on terms no more favorable to the transferee than those specified in the Sale Notice, during the 60-day period immediately following the date of the Sale Notice.  Any Offered Shares not sold or transferred during such 60-day period will again be subject to the provisions of this Section 5.  No transfer pursuant to this Section 5 shall be effective until the transferee becomes a party to this Agreement.

5.6          Permitted Transfers.  For purposes of this Section 5, a “Permitted Transfer” shall mean (i) a transfer by a Founder upon such Founder’s death by will or intestacy to, the executors, administrators, testamentary trustees, legatees or beneficiaries of such Founder, (ii) a transfer to or for the benefit of any Founder’s spouse, or any Founder’s or his spouse’s children, grandchildren, parents, siblings, nieces or nephews (collectively (“Immediate Family”)), or to a trust, limited liability company, corporation or partnership for the benefit of such Founder or his Immediate Family, provided, however, that in the case of any such transfers, any such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferees shall be bound by all of the terms and conditions of this Agreement in a like manner to the transferor; or (iii) a repurchase of any Founder Shares by the Company pursuant to the terms of any stock restriction arrangement, following a termination of a Founder’s employment with the Company.

5.7          Legend.  Each certificate representing Founder Shares shall include a legend substantially in the following form (in addition to or in combination with, any legend required under applicable federal and state securities laws or any other agreements or By-Law provisions relating to the transfer or voting of  the Company’s securities):

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL AS PROVIDED IN AN INVESTORS’ RIGHTS AGREEMENT, AS  AMENDED FROM TIME TO TIME, BY AND AMONG THE REGISTERED OWNER OF THIS CERTIFICATE, THE COMPANY AND CERTAIN OTHER STOCKHOLDERS OF THE COMPANY. THE COMPANY WILL FURNISH A COPY OF THE INVESTORS’ RIGHTS AGREEMENT TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.”

The Company agrees promptly to retrieve all certificates representing outstanding Founder Shares and to add the foregoing legend to such certificates.

5.8          Termination and Waiver of Rights of First Refusal.  The rights of first refusal established by this Section 5 shall not apply to, and shall terminate upon the effective date of the registration statement pertaining to the Company’s Initial Offering.  The rights of first refusal established by this Section 5 may be amended, or any provision waived with the written consent of the Company, the Founders holding a majority of the Founder’s Shares and the Investors holding a majority of the Series A Registrable Securities, Series B Registrable Securities, Series C Registrable Securities, Series D Registrable Securities, Series E Registrable Securities, Series F Registrable Securities, Series G Registrable Securities, Series H Registrable Securities and Series I Registrable Securities then held by all Investors, acting together as a single class, or as permitted by Section 6.6.

5.9          Transfer of Rights of First Refusal.  The rights of first refusal of each Investor under this Section 5 may be transferred to the same parties, subject to the same restrictions as any transfer of registration rights pursuant to Section 2.10.

5.10        No Prior Agreements.  The provisions of this Section 5 shall supersede any and all prior agreements relating to rights of first refusal on the transfer of any shares of capital stock of the Company.

SECTION 6.  MISCELLANEOUS

6.1          Governing Law.  Except to the extent that any provision of this Agreement is contrary to any mandatory provision of the Delaware General Corporation Law (in which case such mandatory statutory provision shall apply), this Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts and the laws of the United States applicable therein (without giving effect to any choice or conflict of laws provision or rule that would cause the application of the laws of any other jurisdiction) and shall be treated in all respects as a Massachusetts contract.

6.2          Survival.  The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any Holder and the closing of the transactions contemplated hereby.  All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

6.3          Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

6.4          Entire Agreement.  This Agreement, the Exhibits and Schedules hereto, the Purchase Agreements, the Fourth Amended and Restated Voting Agreement and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and supersede all prior agreements and understandings among the parties, written or oral, with respect thereto, including the Prior Agreement.  No party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

6.5          Severability.  In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

6.6          Amendment and Waiver.

(a)           Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of (i) the Company and (ii) the holders of at least a majority of the Series A Registrable Securities, Series B Registrable Securities, Series C Registrable Securities, Series D Registrable Securities, Series E Registrable Securities, Series F Registrable Securities, Series G Registrable Securities, Series H Registrable Securities and Series I Registrable Securities then outstanding, acting together as a single class, provided that, Section 5 of this Agreement may be amended or modified only with the written consent of (i) the Company, (ii) the Founders holding a majority of the Founders’ Shares and (iii) the holders of at least a majority of the Series A Registrable Securities, Series B Registrable Securities, Series C Registrable Securities, Series D Registrable Securities, Series E Registrable Securities, Series F Registrable Securities, Series G Registrable Securities, Series H Registrable Securities and Series I Registrable Securities then outstanding, acting together as a single class.

(b)           Except as otherwise expressly provided, the obligations of the Company and the rights of the Holders under this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the holders of at least a majority of the Series A Registrable Securities, Series B Registrable Securities, Series C Registrable Securities, Series D Registrable Securities, Series E Registrable Securities, Series F Registrable Securities, Series G Registrable Securities, Series H Registrable Securities and Series I Registrable Securities then outstanding, acting together as a single class, provided that, Section 5 of this Agreement may be waived only with the written consent of (i) the Founders holding a majority of the Founder’s Shares and (ii) the holders of at least a majority of the Series A Registrable Securities, Series B Registrable Securities, Series C Registrable Securities, Series D Registrable Securities, Series E Registrable Securities, Series F Registrable Securities, Series G Registrable Securities, Series H Registrable Securities and Series I Registrable Securities then outstanding, acting together as a single class.  No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

6.7          Delays or Omissions.  It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder or Investor, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring.  It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Holder’s or Investor’s part of any breach, default or noncompliance under the Agreement or any waiver on such Holder’s or Investor’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement, by law, or otherwise afforded to Holders and Investors, shall be cumulative and not alternative.

6.8          Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or Exhibit A hereto or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

6.9          Attorneys’ Fees.  In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

6.10        Titles and Subtitles.  The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

6.11        Additional Investors.  Notwithstanding anything to the contrary contained herein, if the Company shall issue additional shares of its Series G Preferred Stock pursuant to the Series G Purchase Agreement, any Additional Purchaser (as defined in the Series G Purchase Agreement) who becomes a party to the Series G Purchase Agreement shall automatically become a party to this Agreement by executing and delivering to the Company the Purchaser Signature Page for Additional Closings attached to the Series G Purchase Agreement, which shall serve as a counterpart to this Agreement by which such Additional Purchaser agrees to be bound by the obligations imposed under this Agreement.  Upon such execution and delivery, such Additional Purchaser shall be deemed an “Investor” hereunder and Exhibit A hereto shall automatically be amended to add such Additional Purchaser as a party to this Agreement.  Any Series I Purchaser that becomes party to this Agreement by executing and delivering to the Company the Signature Page attached hereto shall be deemed an “Investor” hereunder and Exhibit A hereto shall automatically be amended to add such Series I Purchaser as a party to this Agreement.

6.12        Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this EIGHTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

Company:

IRONWOOD PHARMACEUTICALS, INC.

By:	/s/ Peter M. Hecht
Peter M. Hecht
Chief Executive Officer

Founders:

/s/ Peter M. Hecht
Peter M. Hecht, Ph.D.

Eric F. Summers, Ph.D.

/s/ Brian M. Cali
Brian M. Cali, Ph.D.

BRIAN M. CALI GRAT U/ART. 6 UAD 07/31/03 SOPHIA EVETT TTEE FBO MARIA CALI
BRIAN M. CALI GRAT U/ART. 6 UAD 07/31/03 SOPHIA EVETT TTEE FBO JESSALYN CALI
BRIAN M. CALI GRAT U/ART. 6 UAD 07/31/03 SOPHIA EVETT TTEE FBO ABIGAIL CALI

By:	/s/ Sophia R. Evett
Sophia R. Evett, Trustee

/s/ Sophia R. Evett
Sophia R. Evett

/s/ G. Todd Milne
G. Todd Milne, Ph.D.

/s/ Judith E. Cook

/s/ Joseph C. Cook, Jr.
Judith E. Cook and Joseph C. Cook, Jr., Joint Tenants with Rights of Survivorship

Gina Bornino Miller

MILLBOR FAMILY TRUST U/T/D October 16, 2002

By:

By:
William J. Miller & Gina B. Miller, Trustees

SECURE MOUNTAIN TRUST # 1 - FBO ELIZABETH ANNE SINGLETON, U/A/D 12/28/1999
SECURE MOUNTAIN TRUST # 2 - FBO RACHEL KATHERINE SINGLETON, U/A/D 9/5/2000
SECURE MOUNTAIN TRUST # 4 - FBO STEVEN DAVID SINGLETON, JR., U/A/D 12/17/2003

By:
Steven D. Singleton, Trustee

SECURE MOUNTAIN TRUST # 3 - FBO JOSEPH CAMPBELL COOK, IV, U/A/D 3/29/2001
SECURE MOUNTAIN TRUST # 5 - FBO WILLIAM HARRISON COOK, U/A/D 11/2/2004

By:
Joseph C. Cook, Jr., Trustee

Christy Cook Singleton

Joseph C. Cook, III

IRONWOOD PHARMACEUTICALS, INC.

INVESTORS’ RIGHTS AGREEMENT SIGNATURE PAGE

By his, her or its execution and delivery of this signature page, the undersigned Investor hereby joins in and agrees to be bound by the terms and conditions of the Eighth Amended and Restated Investors’ Rights Agreement dated as of the date set forth in the first paragraph hereof and authorizes this signature page to be attached to the Eighth Amended and Restated Investors’ Rights Agreement, or counterparts thereof.

ABERDARE VENTURES, L.P.
By: Aberdare GP, LLC
Its General Partner

By:	/s/ Paul H. Klingenstein
Name: Paul H. Klingenstein
Title: Manager

PETER HECHT

By:	/s/ Peter Hecht

INVUS, LP

By:	/s/ Aflalo Guimaraes
Name: Aflalo Guimaraes
Title: Managing Director of Invus Advisors LLC, GP of Invus, LP

JENNISON HEALTH SCIENCES FUND
By: Jennison Associates LLC, as sub-adviser to the Fund

By:	/s/ David Chan
Name: David Chan
Title: Managing Director of Jennison Associates LLC and Portfolio Manager to the Fund

MAVERICK FUND PRIVATE INVESTMENTS, LTD.

By:	/s/ John T. McCafferty
Name: John T. McCafferty
Title: Limited Partner and General Counsel

MAVERICK II PRIVATE INVESTMENTS, LTD.

By:	/s/ John T. McCafferty
Name: John T. McCafferty
Title: Limited Partner and General Counsel

MAVERICK USA PRIVATE INVESTMENTS, LLC

By:	/s/ John T. McCafferty
Name: John T. McCafferty
Title: Limited Partner and General Counsel

POLARIS VENTURE PARTNERS II, L.P.
By: Polaris Venture Management Co. II, L.L.C., Its General Partner

By:	/s/ William E. Bilodeau
Name: William E. Bilodeau
Title: Attorney-in-fact

POLARIS VENTURE PARTNERS FOUNDERS’ FUND II, L.P.
By: Polaris Venture Management Co. II, L.L.C., Its General Partner

By:	/s/ William E. Bilodeau
Name: William E. Bilodeau
Title: Attorney-in-fact

v

PROSPER PARTNERS

By:	/s/ Paul H. Klingenstein
Name: Paul H. Klingenstein
Title: General Partner

RIDGEBACK CAPTIAL INVESTMENTS L.P.
By: Ridgeback Capital Management LLC, Its Investment Advisor

By:	/s/ Christopher A. Nonas
Name: Christopher A. Nonas
Title: Chief Financial Officer

VENROCK ASSOCIATES

By:	/s/ Bryan E. Roberts
Name: Bryan E. Roberts
Title: Partner

VENROCK ASSOCIATES II, L.P.

By:	/s/ Bryan E. Roberts
Name: Bryan E. Roberts
Title: Partner

VENROCK ENTREPRENEURS FUND, L.P.

By:	/s/ Bryan E. Roberts
Name: Bryan E. Roberts
Title: Partner

VENROCK HEALTHCARE CAPITAL PARTNERS, LP

By:	/s/ Bryan E. Roberts
Name: Bryan E. Roberts
Title: Partner

VHCP CO-INVESTMENT HOLDINGS, LLC

By:	/s/ Bryan E. Roberts
Name: Bryan E. Roberts
Title: Partner

TRANSAMERICA SERIES TRUST — TRANSAMERICA VAN KAMPEN MID-CAP GROWTH VP
By: Van Kampen Asset Management
Sub-Adviser

By:	/s/Jason Yeung
Name: Jason Yeung
Title: Executive Director

VALIC COMPANY I - MID CAP STRATEGIC GROWTH FUND
By: Morgan Stanley Investment Management Inc.
Sub-Adviser

By:	/s/Jason Yeung
Name: Jason Yeung
Title: Executive Director

ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST - AZL VAN KAMPEN MID CAP GROWTH FUND
By: Van Kampen Asset Management
Sub-Adviser

By:	/s/Jason Yeung
Name: Jason Yeung
Title: Executive Director

MORGAN STANLEY INSTITUTIONAL FUND, INC. - SMALL COMPANY GROWTH PORTFOLIO
By: Morgan Stanley Investment Management Inc.
Investment Manager

By:	/s/Jason Yeung
Name: Jason Yeung
Title: Executive Director

NATIONWIDE VARIABLE INSURANCE TRUST - NVIT MULTI-MANAGER SMALL COMPANY FUND
By: Morgan Stanley Investment Management Inc.
Sub-Adviser

By:	/s/Jason Yeung
Name: Jason Yeung
Title: Executive Director

THE UNIVERSAL INSTITUTIONAL FUNDS, INC. - SMALL COMPANY GROWTH PORTFOLIO
By: Morgan Stanley Investment Management Inc.
Sub-Adviser

By:	/s/Jason Yeung
Name: Jason Yeung
Title: Executive Director

EQ ADVISORS TRUST - EQ/VAN KAMPEN MID CAP GROWTH PORTFOLIO
By: Morgan Stanley Investment Management Inc.
Sub-Adviser

By:	/s/Jason Yeung
Name: Jason Yeung
Title: Executive Director

MET INVESTORS SERIES TRUST - VAN KAMPEN MID CAP GROWTH PORTFOLIO
By: Morgan Stanley Investment Management Inc.
Sub-Adviser

By:	/s/Jason Yeung
Name: Jason Yeung
Title: Executive Director

LAWRENCIUM ATOLL INVESTMENTS LIMITED
By: Morgan Stanley Investment Management Inc.
Investment Manager

By:	/s/Jason Yeung
Name: Jason Yeung
Title: Executive Director

MORGAN STANLEY INSTITUTIONAL FUND TRUST - MID CAP GROWTH PORTFOLIO
By: Morgan Stanley Investment Management Inc.
Investment Manager

By:	/s/Jason Yeung
Name: Jason Yeung
Title: Executive Director

MORGAN STANLEY INVESTMENT MANAGEMENT SMALL COMPANY GROWTH TRUST
By: State Street Bank and Trust Company
Trustee

By:	/s/ Michael Stack
Name: Michael Stack
Title: Vice President

MORGAN STANLEY MID CAP GROWTH FUND
By: Morgan Stanley Investment Advisors Inc.
Investment Adviser

By:	/s/Jason Yeung
Name: Jason Yeung
Title: Executive Director

MORGAN STANLEY SELECT DIMENSIONS INVESTMENT SERIES - THE MID CAP GROWTH PORTFOLIO
By: Morgan Stanley Investment Advisors Inc.
Investment Adviser

By:	/s/Jason Yeung
Name: Jason Yeung
Title: Executive Director

MORGAN STANLEY SPECIAL GROWTH FUND
By: Morgan Stanley Investment Advisors Inc.
Investment Adviser

By:	/s/Jason Yeung
Name: Jason Yeung
Title: Executive Director

PACIFIC LIFE FUNDS - PL MID-CAP GROWTH FUND
By: Morgan Stanley Investment Management Inc.
Sub-Adviser

By:	/s/Jason Yeung
Name: Jason Yeung
Title: Executive Director

x

PACIFIC SELECT FUND - MID-CAP GROWTH PORTFOLIO
By: Morgan Stanley Investment Management Inc.
Sub-Adviser

By:	/s/Jason Yeung
Name: Jason Yeung
Title: Executive Director

PACTIV CORPORATION GENERAL EMPLOYEES BENEFIT TRUST
By: State Street Bank and Trust Company
Trustee

By:	/s/ Michael Stack
Name: Michael Stack
Title: Vice President

TRANSAMERICA FUNDS - TRANSAMERICA VAN KAMPEN MID-CAP GROWTH
By: Morgan Stanley Investment Management Inc.
Sub-Adviser

By:	/s/Jason Yeung
Name: Jason Yeung
Title: Executive Director

TRANSAMERICA FUNDS - TRANSAMERICA VAN KAMPEN SMALL COMPANY GROWTH
By: Morgan Stanley Investment Management Inc.
Sub-Adviser

By:	/s/Jason Yeung
Name: Jason Yeung
Title: Executive Director

THE UNIVERSAL INSTITUTIONAL FUNDS, INC. - MID CAP GROWTH PORTFOLIO
By: Morgan Stanley Investment Management Inc.
Investment Manager

By:	/s/Jason Yeung
Name: Jason Yeung
Title: Executive Director

VAN KAMPEN LIFE INVESTMENT TRUST - MID CAP GROWTH PORTFOLIO
By: Van Kampen Asset Management
Investment Adviser

By:	/s/Jason Yeung
Name: Jason Yeung
Title: Executive Director

VAN KAMPEN MID CAP GROWTH FUND
By: Van Kampen Asset Management
Investment Adviser

By:	/s/Jason Yeung
Name: Jason Yeung
Title: Executive Director

FOREST LABORATORIES, INC

By:	/s/ David F. Solomon
Name: David F. Solomon
Title: Corporate Vice President

ALMIRALL, S.A.

By:	/s/ E. Sanchiz
By:	/s/ J. Figueras
Name: E. Sanchiz — J. Figueras
Title: Proxies

SCHEDULE I

FOUNDERS

Peter M. Hecht

Eric F. Summers, Ph.D

Brian M. Cali

BRIAN M. CALI GRAT U/ART. 6 UAD 07/31/03 SOPHIA EVETT TTEE FBO MARIA CALI

BRIAN M. CALI GRAT U/ART. 6 UAD 07/31/03 SOPHIA EVETT TTEE FBO JESSALYN CALI

BRIAN M. CALI GRAT U/ART. 6 UAD 07/31/03 SOPHIA EVETT TTEE FBO ABIGAIL CALI

Sophia R. Evett

G. Todd Milne

Judith E. Cook and Joseph C. Cook, Jr., Joint Tenants with Rights of Survivorship

Gina Bornino Miller

MILLBOR FAMILY TRUST U/T/D OCTOBER 16, 2002, William J. Miller and Gina B. Miller, trustees

SECURE MOUNTAIN TRUST # 1 - FBO ELIZABETH ANNE SINGLETON, U/A/D 12/28/1999, Steven D. Singleton, trustee

SECURE MOUNTAIN TRUST # 2 - FBO RACHEL KATHERINE SINGLETON, U/A/D 9/5/2000, Steven D. Singleton, trustee

SECURE MOUNTAIN TRUST # 3 - FBO JOSEPH CAMPBELL COOK, IV, U/A/D 3/29/2001, Joseph C. Cook, Jr., trustee

SECURE MOUNTAIN TRUST # 4 - FBO STEVEN DAVID SINGLETON, JR., U/A/D 12/17/2003, Steven D. Singleton, trustee

SECURE MOUNTAIN TRUST # 5 - FBO WILLIAM HARRISON COOK, U/A/D 11/2/2004, Joseph C. Cook, Jr., trustee

Christy Cook Singleton

Joseph C. Cook, III